Exhibit 99.1
Contact:	Mark A. Kopser Executive Vice President and Chief Financial Officer (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES THIRD QUARTER 2008 RESULTS
Quarter Highlights:
•	Operating income growth 13%

•	System-wide revenue growth of 14%

•	U.S. same-facility revenue growth of 13%
Dallas, Texas (November 10, 2008) — United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the third quarter and nine months ended September 30, 2008.
Background — Going Private Transaction
     On April 19, 2007, USPI consummated a merger pursuant to which USPI became a wholly owned subsidiary of an investor group led by Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) and members of USPI’s senior management. As a result of the merger, USPI’s assets and liabilities were adjusted to their fair value as of the closing date, resulting in higher amortization expense in periods following the merger. USPI also experienced a significant increase in aggregate outstanding indebtedness (increase of approximately $800 million) due to financing associated with the merger, resulting in higher interest expense in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2007 statement of operations ($25.3 million for the nine month period ended September 30, 2007). Therefore, the financial statements for the periods before and after the merger are not comparable. Because the merger took place on April 19, 2007, USPI’s results are split between Predecessor Company (dates prior to April 19, 2007) and Successor Company (dates on or after April 19, 2007).
Third Quarter Financial Results
     For the quarter ended September 30, 2008, consolidated net revenues were $153.7 million, compared with $154.7 million in the prior year period. Operating income for the third quarter was $46.6 million, up 13% from $41.4 million for the prior year period. Operating income margin increased 350 basis points from 26.8% in the prior year period to 30.3% in the third quarter of 2008. Equity in earnings of unconsolidated affiliates generated by the Company’s 98 unconsolidated facilities increased 74% over the prior year period. A key driver of this growth was the expansion projects completed in 2007.
     Cash flows from operating activities for the third quarter totaled $32.2 million, compared with $35.4 million for the prior year period. This decrease in cash flows from operating activities was due to timing of distributions of earnings received from the Company’s unconsolidated facilities. During the third quarter, the Company and its consolidated subsidiaries invested approximately $2.8 million in maintenance capital expenditures and an additional $3.2 million to develop new facilities and expand existing facilities.

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

Nine Months Financial Results
     For the nine months ended September 30, 2008, consolidated net revenues were $482.0 million, compared with $477.2 million in the prior year period. Operating income for the period was $145.5 million, up 36% from $107.3 million for the prior year period. Operating income increased 10% after adjusting for $25.3 million of merger-related expenses in the prior year period. Equity in earnings of unconsolidated affiliates increased 37%.
     Cash flows from operating activities for the nine months ended September 30, 2008, totaled $65.8 million, compared with $83.9 million for the prior year period. The net decrease in cash flows from operating activities primarily resulted from increased interest payments and the timing of distributions of cash received from the Company’s unconsolidated affiliates, the impact of which was partially offset by the Company’s incurring costs related to the merger in the prior year period. During the first nine months of 2008, the Company and its consolidated subsidiaries invested approximately $9.8 million in maintenance capital expenditures and an additional $16.7 million to develop new facilities and expand existing facilities (approximately $8.1 million of which was used to purchase land adjacent to one of the Company’s United Kingdom hospitals).
Third Quarter System-Wide Financial Results
     Due to the significance of unconsolidated affiliates to the Company’s business, the Company primarily analyzes its financial results by preparing financial statements that treat all facilities as though they were consolidated by the Company, a grouping the Company refers to as system-wide financial results. The Company believes this view of the business best reflects its underlying fundamentals (see Statement of Operations — Reconciliation of Non-GAAP Financial Measures).
     System-wide net revenue increased 14% to $392.7 million from $344.8 million in the prior year period. This increase was primarily a result of a 13% increase in U.S. same-facility net revenue. U.S. same-facility revenue growth was 19% at unconsolidated facilities and essentially flat at consolidated facilities. The strong growth within the unconsolidated facilities reflects the success of the Company’s three-way joint venture approach and the disproportionate investment that the Company has made in that model in recent years. System-wide operating income margins were up 310 basis points as U.S. same-facility margins were up 220 basis points. A key driver of the same-facility margin improvement was the improved performance of expansion projects completed in 2007. System-wide operating income increased 30% to $93.7 million for the three month period from $71.8 million in the prior year period.
Nine Months System-Wide Financial Results
     For the nine months ended September 30, 2008, system-wide net revenue increased 15% to $1.2 billion from $1.0 billion in the prior year period. This increase was a result of an 11% increase in U.S. same-facility net revenue. U.S. same-facility revenue growth was 17% at unconsolidated facilities and down 2% at consolidated facilities. Excluding merger-related expenses of $25.3 million incurred in 2007, system-wide operating income margins were up 140 basis points on a system-wide basis. Excluding merger-related expenses, system-wide operating income increased 22% to $282.0 million for the nine month period from $230.6 million in the prior year period.

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

Development Activity
     Since the end of the second quarter, the Company acquired ownership interest in five facilities, completed the purchase of additional ownership at two facilities in St. Louis and sold its interest in one facility. Year to date, the Company has added ten facilities and divested its interest in four facilities. For the full year of 2008, the Company plans to add 12 to 14 facilities.
     Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “We are pleased with the strong operational performance at our facilities and the continuing success of our development approach, both of which are a result of continued focus on our core business strategy of working with physicians and hospitals in our existing markets and selectively adding facilities in new, attractive markets.”
     The live broadcast of USPI’s third quarter conference call will begin at 11:00 a.m. Eastern Time today, November 10, 2008. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 161 surgical facilities. Of the Company’s 158 domestic facilities, 94 are jointly owned with not-for-profit healthcare systems. The Company also operates three facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors to healthcare providers; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Three Months	Three Months
	Ended	Ended
	Sept. 30,	Sept. 30,
	2008	2007
Revenues	$153,663	$154,669

Equity in earnings of unconsolidated affiliates	11,420	6,561

Operating expenses:
Salaries, benefits and other employee costs	45,172	44,095
Medical services and supplies	27,338	27,239
Other operating expenses	25,188	25,605
General and administrative expenses	9,766	9,339
Provision for doubtful accounts	2,146	2,582
Depreciation and amortization	8,856	10,990

Total operating expenses	118,466	119,850

Operating income	46,617	41,380
Interest expense, net	(20,474)	(23,339)
Other, net	(708)	(361)

Income before minority interests	25,435	17,680
Minority interests in income of consolidated subsidiaries	(11,915)	(13,866)

Income from continuing operations before income taxes	13,520	3,814
Income tax expense	(6,073)	(3,867)

Income (loss) from continuing operations	7,447	(53)
Discontinued operations, net of tax	(6)	(123)

Net income (loss)	$7,441	$(176)

Supplemental Data:
Facilities operated at period end	158	155

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Successor	Successor(1)	Predecessor(1)	Combined (2)
	Nine Months	Period From	Period From	Nine Months
	Ended	April 19 Thru	January 1 Thru	Ended
	Sept. 30,	Sept. 30,	April 18,	Sept. 30,
	2008	2007	2007	2007
Revenues	$481,965	$285,814	$191,355	$477,169

Equity in earnings of unconsolidated affiliates	32,563	13,805	9,906	23,711

Operating expenses:
Salaries, benefits and other employee costs	138,820	79,559	53,871	133,430
Medical services and supplies	85,183	49,792	34,308	84,100
Other operating expenses	81,391	46,179	31,744	77,923
General and administrative expenses	29,933	17,862	13,983	31,845
Transaction costs	—	36	25,294	25,330
Provision for doubtful accounts	5,956	5,463	3,297	8,760
Depreciation and amortization	27,702	19,740	12,426	32,166

Total operating expenses	368,985	218,631	174,923	393,554

Operating income	145,543	80,988	26,338	107,326
Interest expense, net	(62,602)	(41,804)	(8,588)	(50,392)
Loss on early retirement of debt	—	—	(2,435)	(2,435)
Other, net	(463)	(234)	798	564

Income before minority interests	82,478	38,950	16,113	55,063
Minority interests in income of consolidated subsidiaries	(41,264)	(28,117)	(18,866)	(46,983)

Income (loss) from continuing operations before income taxes	41,214	10,833	(2,753)	8,080
Income tax expense	(18,687)	(6,544)	(4,145)	(10,689)

Income (loss) from continuing operations	22,527	4,289	(6,898)	(2,609)
Discontinued operations, net of tax	(902)	(317)	(251)	(568)

Net income (loss)	$21,625	$3,972	$(7,149)	$(3,177)

Supplemental Data:
Facilities operated at period end	158	155	—	155

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined nine months ended September 30, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	Sept. 30,	Dec. 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$123,914	$76,758
Accounts receivable, net of allowance for doubtful accounts of $11,789 and $12,721, respectively	56,756	59,557
Other receivables	13,446	8,974
Inventories	9,082	9,495
Other	17,705	20,056

Total current assets	220,903	174,840

Property and equipment, net	217,233	229,039
Investments in affiliates	285,098	267,357
Intangible assets, net	1,601,298	1,590,820
Other	14,463	15,337

Total assets	$2,338,995	$2,277,393

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$23,456	$22,982
Accrued expenses and other	181,534	139,116
Current portion of long-term debt	24,078	25,311

Total current liabilities	229,068	187,409

Long-term debt	1,086,033	1,072,751
Other liabilities	138,589	127,364

Total liabilities	1,453,690	1,387,524

Minority interests	82,733	83,063
Common stockholder’s equity	802,572	806,806

Total liabilities and stockholder’s equity	$2,338,995	$2,277,393

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statement of Operations — Reconciliation of Non-GAAP Financial Measures
(in thousands)
System-Wide Operating Results
USPI conducts the majority of its business through facilities that the Company accounts for under the equity method. Of the Company’s 158 facilities at September 30, 2008, the Company accounted for 98 under the equity method.
Because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the primary way the Company analyzes its business ignores the distinction between consolidated versus equity method facilities. Viewing USPI’s business in this manner makes it easier to analyze the overall growth rate of its business and the operating margins of all the facilities driving the Company’s net earnings. The following tables depict USPI’s business as though it consolidated all of its facilities, which is a non-GAAP measure, and reconciles these system-wide results to the Company’s consolidated statements of operations prepared under GAAP:

	Three Months Ended September 30,
	2008					2007
					USPI as					USPI as
	USPI	Unconsolidated	Consolidation		Reported	USPI	Unconsolidated	Consolidation		Reported
	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$392,714	$(248,691)	$9,640	(3)	$153,663	$344,787	$(198,428)	$8,310	(3)	$154,669

Equity in earnings of unconsolidated affiliates	—	—	11,420	(4)	11,420	—	10	6,551	(4)	6,561

Operating expenses:
Salaries, benefits and other employee costs	107,915	(62,743)	—		45,172	99,639	(55,544)	—		44,095
Medical services and supplies	80,134	(52,796)	—		27,338	69,922	(42,683)	—		27,239
Other operating expenses	70,254	(54,706)	9,640	(3)	25,188	63,502	(46,207)	8,310	(3)	25,605
General and administrative expenses	9,766	—	—		9,766	9,339	—	—		9,339
Provision for doubtful accounts	10,223	(8,077)	—		2,146	9,033	(6,451)	—		2,582
Depreciation and amortization	20,695	(11,839)	—		8,856	21,525	(10,535)	—		10,990

Total operating expenses	298,987	(190,161)	9,640		118,466	272,960	(161,420)	8,310		119,850

Operating income	93,727	(58,530)	11,420		46,617	71,827	(36,998)	6,551		41,380
Interest expense, net	(26,577)	6,103	—		(20,474)	(29,168)	5,829	—		(23,339)
Other	157	(865)	—		(708)	1,181	(1,542)	—		(361)

Income before minority interests	67,307	(53,292)	11,420		25,435	43,840	(32,711)	6,551		17,680
Minority interests in income of consolidated subsidiaries	(52,456)	—	40,541	(5)	(11,915)	(39,106)	—	25,240	(5)	(13,866)

Income from continuing operations before income taxes	14,851	(53,292)	51,961		13,520	4,734	(32,711)	31,791		3,814
Income tax expense	(7,404)	1,331	—		(6,073)	(4,787)	920	—		(3,867)

Net income (loss) from continuing operations (6)	$7,447	$(51,961)	$51,961		$7,447	$(53)	$(31,791)	$31,791		$(53)

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statement of Operations — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Nine Months Ended September 30,
	2008					2007
					USPI as					Combined
	USPI	Unconsolidated	Consolidation		Reported	USPI	Unconsolidated	Consolidation		USPI
	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP	System-Wide(1)	Affiliates(2)	Adjustments		Adjusted(7)
Revenues	$1,174,902	$(721,948)	$29,011	(3)	$481,965	$1,022,601	$(570,162)	$24,730	(3)	$477,169

Equity in earnings of unconsolidated affiliates	—	(13)	32,576	(4)	32,563	—	(102)	23,813	(4)	23,711

Operating expenses:
Salaries, benefits and other employee costs	319,349	(180,529)	—		138,820	284,750	(151,320)	—		133,430
Medical services and supplies	236,949	(151,766)	—		85,183	203,284	(119,184)	—		84,100
Other operating
expenses	212,915	(160,535)	29,011	(3)	81,391	186,447	(133,254)	24,730	(3)	77,923
General and administrative expenses	29,933	—	—		29,933	31,845	—	—		31,845
Provision for doubtful accounts	29,524	(23,568)	—		5,956	24,719	(15,959)	—		8,760
Depreciation and amortization	64,239	(36,537)	—		27,702	60,970	(28,804)	—		32,166

Total operating expenses	892,909	(552,935)	29,011		368,985	792,015	(448,521)	24,730		368,224

Operating income	281,993	(169,026)	32,576		145,543	230,586	(121,743)	23,813		132,656
Interest expense, net	(80,924)	18,322	—		(62,602)	(65,071)	14,679	—		(50,392)
Loss on early retirement of debt	—	—	—		—	—	—	—		—
Other	1,838	(2,301)	—		(463)	1,208	(644)	—		564

Income before minority interests	202,907	(153,005)	32,576		82,478	166,723	(107,708)	23,813		82,828
Minority interests in income of consolidated subsidiaries	(157,711)	—	116,447	(5)	(41,264)	(127,758)	—	80,775	(5)	(46,983)

Income from continuing operations before income taxes	45,196	(153,005)	149,023		41,214	38,965	(107,708)	104,588		35,845
Income tax expense	(22,669)	3,982	—		(18,687)	(21,324)	3,120	—		(18,204)

Net income (loss) from continuing operations (6)	$22,527	$(149,023)	$149,023		$22,527	$17,641	$(104,588)	$104,588		$17,641

(1)	Our system-wide statements of operations treat all of our facilities as though they were consolidated subsidiaries. Our consolidated system-wide statement of operations is not a measure defined under GAAP because it includes the revenues and expenses of entities we do not control and thus do not consolidate for financial reporting purposes under GAAP. We believe that system-wide revenues, expenses, and operating margins are important to understanding our business, since these measures include the health of the unconsolidated operating entities that comprise over 60% of our facilities. For example, these facilities’ growth in revenues directly affects our earnings in the form of management fees we earn for operating the facilities, as well as indicating the degree to which we are growing revenues and leveraging costs at these facilities, which are the key drivers of our net income. Our definition of system-wide statement of operations may differ materially from similarly titled measures of other companies. Our system-wide net income is the same as our net income reported under GAAP.

(2)	Subtracts the aggregated revenues and expenses of our unconsolidated affiliates and one facility in which we had no ownership but operate under a management contract.

(3)	Our system-wide statements of operations include consolidation entries that eliminate management fee revenues (on USPI’s financial records) and expenses (on the facilities’ financial records). Under GAAP, these consolidation entries need to be removed with respect to amounts charged to unconsolidated affiliates, as under GAAP these are not intercompany transactions with consolidated subsidiaries.

(4)	Records our share of the net income of our unconsolidated affiliates.

(5)	Our system-wide statement of operations includes minority interest expense for the portion of investees’ earnings not owned by us. Under GAAP, there is no minority interest expense recorded with respect to unconsolidated affiliates.

(6)	As the net impact of items (2) through (5) is zero, system-wide net income from continuing operations equals the net income from continuing operations that we report under GAAP.

(7)	As discussed earlier in this document, the acquisition of our company on April 19, 2007 has required us to divide our operating results into “Predecessor” periods (prior to April 19, 2007) and “Successor” periods (April 19, 2007 and after). While factors such as our increased debt and related interest expense make the Predecessor and Successor periods not comparable, we believe combining these periods is the most meaningful way of comparing our operating results for the nine months ended September 30, 2008 to the nine months ended September 30, 2007. In addition, for purposes of this table, we have eliminated $25.3 million of general and administrative expenses we incurred in 2007 as a result of the merger and a $2.4 million loss on the early retirement of debt, which also resulted from the merger.

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United Surgical Partners Announces Third Quarter 2008 Results

November 10, 2008

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2008	2007	% Change	2008	2007	% Change
Same-facility statistics:(1)
United States(2) Unconsolidated facilities cases	107,756	101,456	6.2%	312,883	298,920	4.7%
Consolidated facilities cases	60,693	60,676	0.0%	179,621	185,135	(3.0%)

Total facility cases	168,449	162,132	3.9%	492,504	484,055	1.7%

Unconsolidated net revenue/case	$2,243	$2,003	12.0%	$2,218	$1,981	12.0%
Consolidated net revenue/case	$1,645	$1,641	0.2%	$1,701	1,689	0.7%
Total net revenue/case	$2,027	$1,868	8.5%	$2,030	$1,869	8.6%

	(in thousands)			(in thousands)
Unconsolidated net revenue	$241,650	$203,264	18.9%	$693,964	$592,307	17.2%
Consolidated net revenue	99,863	99,544	0.3%	305,618	312,604	(2.2%)

Total net revenue	$341,513	$302,808	12.8%	$999,582	$904,911	10.5%

Facility operating income margin	24.5%	22.3%	220 bps	25.2%	25.4%	(20 bps)

United Kingdom
Adjusted admissions	5,752	5,447	5.6%	17,836	16,027	11.3%
Net revenue/adjusted admission	$5,368	$5,495	(2.3%)	$5,390	$5,446	(1.0%)
Net revenue/adjusted admission (at constant currency translation rates) (3)	$5,368	$5,139	4.5%	$5,390	$5,333	1.1%
Net revenue (in thousands)	$30,877	$29,930	3.2%	$96,141	$87,279	10.2%
Facility operating income margin (4)	24.5%	23.3%	120 bps	25.7%	24.2%	150 bps

Other:
Total consolidated facilities	59	63		59	63

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated using third quarter 2008 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(4)	Calculated as operating income divided by net revenue.

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